UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 16, 2019, GeoTraq, Inc. (“GeoTraq”), a subsidiary of Appliance Recycling Centers of America, Inc. (the “Registrant”), terminated the employment of Gregg Sullivan, GeoTraq’s now-former Chief Executive Officer, pursuant to the terms of the employment agreement dated August 18, 2017 (the “Employment Agreement”) between GeoTraq and Mr. Sullivan. Under the terms of the Employment Agreement, 28,859 of the shares of the Registrant’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) owned by Mr. Sullivan immediately prior to the termination are deemed to have been returned to the Registrant’s treasury for cancellation effective as of January 16, 2019, without the requirement that either Mr. Sullivan or the Registrant take any further action. The remaining 28,859 shares of Series A Preferred Stock owned by Mr. Sullivan may not be sold or otherwise transferred by him until January 17, 2020. Following the termination of Mr. Sullivan, the Board of Directors of GeoTraq appointed Tony Isaac (the Registrant’s Chief Executive Officer) as GeoTraq’s President and promoted Pierre Parent (GeoTraq’s Chief Technology Officer) to serve as Geotraq’s General Manager. Virland A. Johnson (the Registrant’s Chief Financial Officer) remains GeoTraq’s Chief Financial Officer and Treasurer, and Secretary.

A copy of the press release announcing the above changes is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: January 18, 2019	/s/ Tony Isaac
Tony Isaac Chief Executive Officer